Exhibit 10.1

        Form of Escrow Agreement between CNL Health Care Properties, Inc.
            and SouthTrust Asset Management Company of Florida, N.A.


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                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is dated this ___ day of _____________, 1998, by and among CNL HEALTH CARE PROPERTIES, INC., a Maryland corporation (the "Company"), CNL SECURITIES CORP., a Florida corporation (the "Managing Dealer"), and SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A. (the "Escrow Agent"). This Agreement shall be effective as of the effective date of the Company's Registration Statement filed with the Securities and Exchange Commission (the "Effective Date").

         WHEREAS, the Company proposes to offer and sell, on a best-efforts basis through the Managing Dealer and selected broker-dealers registered with the National Association of Securities Dealers, Inc. (the Managing Dealer and such selected broker-dealers are hereinafter referred to collectively as the "Soliciting Dealers") up to 15,500,000 shares of common stock of the Company (the "Shares") to investors at $10.00 per Share pursuant to a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission;

         WHEREAS, the Company has agreed that the subscription price paid in cash by subscribers for Shares will be refunded to such subscribers if less than an aggregate of 250,000 Shares of the Company have been sold (which 250,000 Shares shall not include subscriptions from Pennsylvania investors unless subscriptions for at least 777,500 Shares are received and accepted from all investors), and payment therefor received, within one year of the initial effective date of the Company's prospectus (each date referred to herein individually as the "Closing Date"); and

         WHEREAS, the Company and the Managing Dealer desire to establish an escrow in which funds received from subscribers will be deposited until the Closing Date or such earlier date on which subscriptions for at least 250,000 Shares have been received (which 250,000 Shares shall not include subscriptions from Pennsylvania investors), and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties covenant and agree as follows.

         1. Establishment of Escrow Accounts. On or prior to the Effective Date, the Company and the Managing Dealer shall establish an interest-bearing escrow account with the Escrow Agent, which escrow account shall be entitled "ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF CNL HEALTH CARE PROPERTIES, INC." (the "Escrow Account"). All monies deposited in the Escrow Account are hereinafter referred to as the "Escrowed Funds." The Managing Dealer will, and will cause selected broker-dealers acting as Soliciting Dealers to, instruct subscribers to make checks for subscriptions payable to the order of the Escrow Agent until such time (if any) as the Escrowed Funds are deliverable to the Company pursuant to the provisions of Paragraph 5(a) below. From and after such time, checks may be made payable to either the Escrow Agent or the Company. Any checks received prior to the time, if any, that the Escrowed Funds are deliverable to the

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Company pursuant to the provisions of Paragraph 5(a) below that are made payable to a party  other than the Escrow  Agent  shall be  returned  to the  Soliciting
Dealer who submitted the check. The Managing Dealer may authorize certain Soliciting Dealers which are "$250,000 clearing broker-dealers" to instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will collect the proceeds of the subscribers' checks and issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         2. Deposits into the Escrow Account. The Managing Dealer will promptly deliver all monies received from subscribers for the payment of Shares to the Escrow Agent for deposit in the Escrow Account. Until such time that the Escrowed Funds are deliverable to the Company pursuant to the provisions of Paragraph 5(a) below, the Managing Dealer also will deliver to the Escrow Agent a written account of each sale, which account shall set forth, among other things, the following information: (i) the subscriber's name and address, (ii) the number of Shares purchased by such subscriber, and (iii) the amount paid for by such subscriber for such Shares. The Company is aware and understands that, during the escrow period, it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

         3.       Collection Procedure.

                  (a) The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, to deposit the collected proceeds in the Escrow Account or, alternatively, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

                  (b) Any check returned unpaid to the Escrow Agent shall be returned to the Soliciting Dealer that submitted the check. In such cases the Escrow Agent will promptly notify the Company of such return.

                  (c) In the event that (i) the Company rejects any subscription for Shares or (ii) an investor who has telephonically or orally subscribed for Shares properly withdraws such subscription within fifteen (15) days from the date written confirmation has been mailed to the subscriber, and, in either such event, the Escrow Agent has already collected funds for such subscription, the Escrow Agent shall promptly issue a refund check to the drawer of the check submitted by or on behalf of the rejected or withdrawing subscriber. If either of the events specified in the clauses (i) or (ii) of the preceding sentence occur and, in either such event, the Escrow Agent has not yet collected funds for such subscription but has submitted the check relating to such subscription for collection, the Escrow Agent shall promptly issue a check in the amount of such check to the rejected


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         or  withdrawing  subscriber  after the Escrow  Agent has  cleared  such funds. If the Escrow Agent has not yet submitted the check relating to the subscription of the rejected or withdrawing subscriber, the Escrow Agent shall promptly remit such check directly to the drawer of the check submitted by or on behalf of the subscriber.

         4. Investment of Escrowed Funds. The Escrow Agent, immediately upon receipt of each check remitted to it, shall deposit such check in interest-bearing savings accounts, in short-term certificates of deposit issued by a bank, or in other short-term securities directly or indirectly issued or guaranteed by the United States government, all as directed by the Company. Interest and dividends earned on such investments shall be similarly reinvested. Following the distribution of Escrowed Funds to the Company pursuant to Paragraph 5 below, any funds remaining in the Escrow Account shall be invested in bank money market funds or other similar instruments as directed by the Company.

         5. Distribution of Escrowed Funds. The Escrow Agent shall distribute the Escrowed Funds in the amounts, at the times, and upon the conditions hereinafter set forth in this Agreement.

                  (a) Subject to the last three sentences of this Paragraph 5(a), if at any time on or prior to the Closing Date, an aggregate of 250,000 Shares of the Company have been sold, then upon the happening of such event, the Escrow Agent shall deliver the Escrowed Funds to the Company. An affidavit or certification from an officer of the Company stating that, after excluding all Shares covered by the subscriptions described in the last three sentences of this Paragraph 5(a), 250,000 Shares have been timely sold, together with the receipt by the Escrow Agent of a minimum of $2,500,000 in cleared funds attributable to sales of Shares shall constitute sufficient evidence for the purposes of this Agreement that such event has occurred. Thereafter, the Escrow Agent shall release from the Escrow Account to the Company any and all Escrowed Funds therein, together with all interest earned thereon, upon the written request of an officer of the Company, except as expressly provided otherwise in the next three sentences. First, subscriptions from investors who are Pennsylvania residents shall not be included in determining whether the minimum 250,000 Shares have been sold, and such subscription funds shall not be released from escrow until the Escrow Agent has received $7,775,000 in Escrowed Funds (including any funds included in reaching the $2,500,000 minimum) attributable to sales of Shares. Second, subscriptions from investors who have subscribed for Shares orally, where representatives of a Soliciting Dealer have executed the Subscription Agreement relating to such Shares on behalf of the investor, shall not be included in determining whether the minimum 250,000 Shares have been sold for a period of ten (10) days from the date written confirmation has been received by the subscriber, provided that such subscriptions shall not be released from escrow until the expiration of a period fifteen (15) days from the date written confirmation has been mailed to the subscriber relating to such subscriptions. Third, subscriptions from investors who received a prospectus less than five (5) business days prior to the determination under this subparagraph (a) of the

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         number of available  Shares to be released  from escrow as evidenced by the date of execution of such investor's subscription agreement shall not be included in determining whether the minimum 250,000 Shares have been sold.

                  (b) If the Escrowed Funds do not, on or prior to the Closing Date, become deliverable to the Company pursuant to subparagraph (a) above, the Escrow Agent shall return the Escrowed Funds to the respective subscribers in amounts equal to the subscription amount theretofore paid by each of them, together with interest calculated as described in Paragraph 6 below and without deduction, penalty or expense to the subscriber. The Escrow Agent shall notify the Company and the Managing Dealer of any such return of subscription amounts. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors.


                  (c) The Escrow Agent shall return to any California , Florida or Iowa investor who properly withdraws his subscription in accordance with the terms set forth in the Prospectus the Escrowed Funds of such withdrawing investor, as the case may be, together with interest calculated as described in Paragraph 6 below.


         6. Distribution of Interest. If the Escrowed Funds become deliverable to subscribers pursuant to Paragraphs 5(b) or 5(c) above, the Escrow Agent shall compute and distribute to each investor a pro rata share of the investment earnings of the Escrowed Funds. Each subscriber's pro rata share of investment earnings shall be computed as follows:

                                                     Individual Subscription
                                                     amount  x  days held
                Investment Earnings         x        Total subscription
                                                     amounts  x  days held

Such pro rata share of investment earnings shall be distributed to each subscriber with the return of their subscription amounts.

         7.       Liability of Escrow Agent.

                  (a) In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful default or misconduct or its gross negligence under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder, or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or

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         instructions provided for in this Escrow Agreement,  not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

                  (b) The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be incurred by it resulting from any act or omission of the Company; provided, however, that the Company shall not indemnify the Escrow Agent for any losses, claims, damages, or expenses arising out of the Escrow Agent's willful default, misconduct, or gross negligence under this Agreement.

                  (c) If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction, including the Circuit Court of Orange County, Florida, all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. The Company shall indemnify the Escrow Agent against its court costs and attorneys' fees incurred in filing such legal proceedings.

         8. Inability to Deliver. In the event that checks for subscriptions delivered to the Escrow Agent by the Company pursuant to this Agreement are not cleared through normal banking channels within 120 days after such delivery, the Escrow Agent shall deliver such uncleared checks to the Company unless the Escrowed Funds are returned to subscribers pursuant to Paragraphs 5(b) or 5(c) above, in which case the Escrow Agent shall mail such uncleared checks to the subscribers.

         9. Notice. All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or deposited for mailing, first class, postage prepaid, registered or certified mail, as follows:

      If to the subscribers for Shares:   To their respective addresses as
                                          specified in their Subscription
                                          Agreements.

      If to the Company:                  400 East South Street
                                          Orlando, Florida  32801
                                          Attention:  Mr. James M. Seneff, Jr.,
                                                      Chairman of the Board

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         If to the Managing Dealer:       400 East South Street
                                          Orlando, Florida  32801
                                          Attention:  Mr. Robert A. Bourne,
                                                      President

         If to the Escrow Agent:          SOUTHTRUST ASSET MANAGEMENT
                                          COMPANY OF FLORIDA, N.A.
                                          135 West Central Boulevard, Suite 1200
                                          Orlando, Florida  32801
                                          Attention:  Mr. William Legg

         10. Fees to Escrow Agent. In consideration of the services to be provided by the Escrow Agent hereunder, the Company agrees to pay the following fees to the Escrow Agent.

                  (a) In the event that by the Closing Date an aggregate of 250,000 Shares have not been sold for the account of the Company, the Company will pay the Escrow Agent a fee in an amount equal to $15 per investor, with a minimum fee of $1,500, payable within 30 days following the Closing Date.

                  (b) In the event that an aggregate of at least 250,000 Shares are sold by the Closing Date, the Company will pay the Escrow Agent a fee for its services hereunder (the "Escrow Fee"). The Escrow Fee shall be $350 for each month or any portion thereof that the Escrow Account continues for the Company. The first payment of the Escrow Fee by the Company shall be due on the earlier of (i) the date on which the Escrowed Funds become distributable to the Company pursuant to Paragraph 5 hereof, or (ii) six months from the effective date of this Agreement; or (iii) the closing of the offering of Shares in the Company. Subsequent payments by the Company, if any, shall be due and payable no less frequently than six-month intervals while the escrow continues for the Company. In no event shall the total Escrow Fees payable by the Company pursuant to this Agreement be less than $2,100, nor more than $4,200, for any 12-month period. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any fee, reimbursement for costs and expenses, indemnification for any damages incurred by the Escrow Agent, or monies whatsoever be paid out of or chargeable to the Escrowed Funds in the Escrow Account.

         11.      General.

                  (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

                  (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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                  (c)  This  Agreement  sets  forth  the  entire  agreement  and understanding of the parties with regard to this escrow transaction and
         supersedes  all  prior  agreements,   arrangements  and  understandings
         relating to the subject matter hereof.

                  (d) This Agreement may be amended, modified, superseded or cancelled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver in any one or more instances by any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

                  (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors, and assigns.

         12. Representation of the Company. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgement that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          "Company"

                                          CNL HEALTH CARE PROPERTIES, INC.


                                          By:   ________________________________
                                                JAMES M. SENEFF, JR.,
                                                Chairman of the Board


                                          "MANAGING DEALER"

                                          CNL SECURITIES CORP.


Attest:_______________________            By:   ________________________________
                                                ROBERT A. BOURNE, President


                                          "ESCROW AGENT"

                                          SOUTHTRUST ASSET MANAGEMENT
                                          COMPANY OF FLORIDA, N.A.


Attest:_______________________            By:    _______________________________
                                          Name:  _______________________________
                                          Title: _______________________________

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